        Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-196748) pertaining to the Amended and Restated 2008 Equity Incentive Plan, the 2014 Incentive Plan, and the 2014 Employee Stock Purchase Plan of Akebia Therapeutics, Inc.,
(2)Registration Statement (Form S-8 No. 333-209469) pertaining to the 2014 Incentive Plan and the 2014 Employee Stock Purchase Plan of Akebia Therapeutics, Inc.,
(3)Registration Statements (Form S-8 Nos. 333-216475 and 333-222728) pertaining to the 2014 Incentive Plan and the 2016 Inducement Award Program of Akebia Therapeutics, Inc.,
(4)Registration Statement (Form S-8 No. 333-228772) pertaining to the 2014 Incentive Plan of Akebia Therapeutics, Inc. and the 1999 Share Option Plan, 2004 Long-Term Incentive Plan, 2007 Incentive Plan, Amended and Restated 2013 Incentive Plan, and 2018 Equity Incentive Plan of Keryx Biopharmaceuticals, Inc.,
(5)Registration Statement (Form S-8 No. 333-229366) pertaining to the 2014 Incentive Plan, the 2014 Employee Stock Purchase Plan, and the Inducement Grant Awards (January 2018 – December 2018) of Akebia Therapeutics, Inc.,
(6)Registration Statement (Form S-8 No. 333-233140) pertaining to the Amended and Restated 2014 Employee Stock Purchase Plan of Akebia Therapeutics, Inc.,
(7)Registration Statement (Form S-8 No. 333-236060) pertaining to the 2014 Incentive Plan and the Inducement Grant Awards (January 2019 – December 2019) of Akebia Therapeutics, Inc.,
(8)Registration Statement (Form S-8 No. 333-252336) pertaining to the 2014 Incentive Plan and the Inducement Grant Awards (January 2020 – December 2020) of Akebia Therapeutics, Inc.,
(9)Registration Statement (Form S-8 No. 333-262392) pertaining to the 2014 Incentive Plan, as amended, and the Inducement Grant Awards (January 2021 – December 2021) of Akebia Therapeutics, Inc.,
(10)Registration Statement (Form S-8 No. 333-269457) pertaining to the 2014 Incentive Plan, as amended, and the Inducement Stock Option Awards (January 2022 – December 2022) of Akebia Therapeutics, Inc.,
(11)Registration Statement (Form S-8 No. 333-272453) pertaining to the 2023 Stock Incentive Plan of Akebia Therapeutics, Inc.,
(12)Registration Statement (Form S-8 No. 333-276770) pertaining to the Inducement Stock Option Awards (January 2023 – December 2023) of Akebia Therapeutics, Inc.,
(13)Registration Statement (Form S-3 No. 333-281903) of Akebia Therapeutics, Inc., and
(14)Registration Statement (Form S-8 No. 333-284590) pertaining to the Inducement Stock Option Awards (January 2024 – December 2024) of Akebia Therapeutics, Inc.;
of our reports dated March 13, 2025, with respect to the consolidated financial statements of Akebia Therapeutics, Inc. and the effectiveness of internal control over financial reporting of Akebia Therapeutics, Inc. included in this Annual Report (Form 10-K) of Akebia Therapeutics, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP
Boston, Massachusetts
March 13, 2025